UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No.1

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 21, 2023

Kronos Bio, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39592	82-1895605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1300 So. El Camino Real, Suite 400
San Mateo, California 94402
(Address of principal executive offices including zip code)
Registrant’s telephone number, including area code: (650) 781-5200
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KRON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2023 (the “Initial Form 8-K”), on January 21, 2023, Marianne De Backer, Ph.D., notified us of her decision to resign from our board of directors. The effective date of Dr. De Backer’s resignation had not been established at the time of the Initial Form 8-K. The effective date of Dr. De Backer’s resignation has now been determined, and accordingly we are amending the Initial Form 8-K to include that information.

In accordance with Rule 12b-15 of the Securities Exchange Act of 1934, as amended, the complete text of Item 5.02 of the Initial Form 8‑K, as amended hereby, is set forth below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On January 21, 2023, Marianne De Backer, Ph.D., notified us of her decision to resign from our board of directors as a result of her recent appointment as Chief Executive Officer of Vir Biotechnology, Inc., and in consideration of her additional time commitments associated with such position, as well as the “overboarding” policies of shareholder advisory firms. In connection with such notice, Dr. De Backer informed us the effective date of her resignation had not been determined but it would likely be late in the first quarter or in the second quarter of 2023.

On March 27, 2023, Dr. De Backer notified us that her resignation from our board of directors will be effective on June 23, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRONOS BIO, INC.

Dated: March 27, 2023	By:	/s/ Norbert Bischofberger
Norbert Bischofberger, Ph.D.
President and Chief Executive Officer